UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Spire Inc.

(Exact name of registrant as specified in its charter)

Missouri	74-2976504
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Market Street St. Louis, MO	63101
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
6.375% Junior Subordinated Notes due 2086	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Registration No. 333-287024

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are 6.375% Junior Subordinated Notes due 2086 (the “Notes”) of Spire Inc. (the “Company”). A description of the Notes is contained in (i) the Registration Statement on Form S-3 (File No. 333-287024) of the Company filed pursuant to the Securities Act of 1933 (the “Securities Act”) under the section entitled “Description of Debt Securities” and (ii) a final prospectus supplement filed by the Company pursuant to Rule 424(b) under the Securities Act under the section entitled “Description of the Notes,” each of which are hereby incorporated by reference. The Notes are expected to be listed on the New York Stock Exchange LLC under the trading symbol “SRJN” and to trade thereon within 30 days from the original issue date.

Item 2.	Exhibits.

4.1	Junior Subordinated Indenture dated as of November 24, 2025 between Spire Inc. and Regions Bank, as trustee (incorporated by reference to Exhibit 4.1 to Spire Inc.’s Form 8-K (File No. 1-16681) dated November 24, 2025).

4.2	Second Supplemental Indenture dated as of January 12, 2026 between Spire Inc. and Regions Bank, as trustee (incorporated by reference to Exhibit 4.1 to Spire Inc.’s Form 8-K (File No. 1-16681) dated January 12, 2026).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 12, 2026	SPIRE INC.

	By:	/s/ Adam Woodard
Adam Woodard
Executive Vice President and Chief Financial Officer